                                                                    EXHIBIT 10.9

                               FINANCING AGREEMENT

                      The CIT Group/Business Credit, Inc.

                            (as Agent and as Lender)

                                       And

                           UNITED MERCHANDISING CORP.
                                  [as Borrower)

                              Dated: March 8, 1996


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                               TABLE OF CONTENTS

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                                                                                PAGE
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SECTION 1. Definitions ....................................................       3

SECTION 2. Conditions Precedent ...........................................      16

SECTION 3. Revolving Loans ................................................      19

SECTION 4. Letters of Credit ..............................................      22

SECTION 5. Collateral .....................................................      25

SECTION 6. Representations. Warranties and Covenants ......................      27

SECTION 7. Interest, Fees and Expenses ....................................      35

SECTION 8. Powers .........................................................      38

SECTION 9. Events of Default and Remedies .................................      39

SECTION 10. Termination ...................................................      42

SECTION 11. Agreements between the Lenders ................................      43

SECTION 12. Agency ........................................................      47

SECTION 13. Miscellaneous .................................................      50

EXHIBIT A - Assignment and Transfer Agreement

EXHIBIT B - Blocked Account Agreement

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      THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (hereinafter
"CITBC") with offices located at 300 South Grand Avenue, Los Angeles, CA 90071, and the other lenders that may, subsequent to the date hereof, purchase from CITBC a portion of CITBC's rights and obligations under this Financing Agreement (CITBC and such other lenders each individually sometimes referred to as a "Lender" and collectively as the "Lenders") and CITBC as agent for the Lenders (hereinafter the "Agent") are pleased to confirm the terms and conditions under which the Lenders acting through the Agent shall make revolving loans, advances and other financial accommodations to United Merchandising Corp., a California corporation (hereinafter referred to as the "Company") having a principal place of business at 2525 East El Segundo Boulevard, El Segundo, CA 90245.

SECTION 1. DEFINITIONS

Accounts shall mean all of the Company's now existing and future: (a) accounts receivable, including any Trade Accounts Receivable, all rights to payment under bank or non-bank credit cards (whether or not specifically listed on schedules furnished to the Agent) and any and all instruments, documents, contract rights, chattel paper, created by or arising from the Company's sales of Inventory or rendition of services to its customers, and all accounts arising from sales or rendition of services made under any trade names or styles of the Company, or through any divisions of the Company; (b) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (c) rights to any Inventory represented by any of the foregoing, including rights to returned or repossessed Inventory; (d) credit balances arising hereunder; (e) guarantees or collateral for any of the foregoing; (f) credit or property insurance policies or rights relating to any of the foregoing; and (g) cash and non-cash proceeds of any and all the foregoing.

Affiliate shall mean, as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and the term "control" shall have the meaning set forth in respect thereof in Rule 105 promulgated under the Securities Act of 1933, as amended.

Anniversary Date shall mean the date occurring one (1) year from the date of execution hereof and the same date in every year thereafter, provided, however, that if the Company gives notice, in accordance with Section 10 of this Financing Agreement, to terminate on an Anniversary Date and such date is not a Business Day, then the Anniversary Date shall be the next succeeding Business Day.

Assignment and Transfer Agreement shall mean the Assignment and Transfer Agreement in the form of Exhibit A hereto.


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Availability shall mean at any time of determination the amount by which the lesser of a) the Line of Credit or b) the amount determined by multiplying the then sum of Eligible Inventory by the percentage provided for in paragraph 1 of
Section 3 of this Financing Agreement exceeds the sum of x) the outstanding aggregate amount of all Obligations (excluding all obligations in respect of the outstanding amounts of any Letters of Credit) and y) the Availability Reserve.

Availability Reserve shall mean at any time of determination an amount equal to the sum of a) the then undrawn amount of all outstanding Letters of Credit, b) the amount of all unpaid sales taxes due any state and which sales taxes have been collected by the Company, and c) commencing June 14, 1996, an amount equal to three times the monthly rent for leased facilities in lieu of landlord waivers which have not been obtained in favor of the Agent for leased locations at which Inventory is located, provided, however, that such reserve required under this clause c shall cease upon receipt of landlord's waivers for the distribution centers and not less than eighty-five (85) retail outlets.

Blocked Account shall mean any Concentration Account owned by the Company which is governed by a blocked account or similar agreement in form substantially similar to Exhibit B attached hereto and which account is subject to written instructions only from the Company unless and until the Agent shall give the institution holding such Concentration Account written instructions to the contrary in accordance with the terms of paragraph 4 of Section 3 of this Financing Agreement.

Business Day shall mean any date on which both the Agent and Chemical Bank are open for business.

Capital Expenditures for any period shall mean the aggregate of all expenditures of the Company during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the balance sheet of the Company, reduced, to the extent otherwise included therein, by the aggregate principal amount of all Indebtedness (including obligations under capitalized lease obligations) assumed or incurred after the date of this Financing Agreement in connection with the acquisition of any capital asset after the date of this Financing Agreement, other than the aggregate amount of principal payments (including the principal component of payments under capitalized lease obligations) made during such period on such Indebtedness, provided, however, that the following shall in any event be excluded from the definition of Capital Expenditures: (i) any such expenditures for Designated Sale-Leaseback Properties, provided that to the extent any such Designated Sale-Leaseback Property shall not have been financed pursuant to a sale-leaseback or mortgage financing permitted hereunder within eighteen (18) months after the Company has designated the subject capital asset as a Designated Sale-Leaseback Property, such expenditures shall be deemed to be Capital Expenditures incurred on and as of the date of the expiration of


                                      -4-
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such eighteen (18)-month period, (ii) any such expenditures made with (or, to the extent of the receipt during the same fiscal year, expenditures in the amount of) the proceeds of sales of Real Estate, or Equipment or similar fixed assets or the proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments received from third parties for purposes of replacing or repairing the assets in respect of which such proceeds, awards or payments were received, so long as such expenditures are made within eighteen
(18) months of receipt by the Company of such proceeds, awards or payments and
(iii) any such expenditures for the purchase of assets pursuant to the terms of the MLTC Documents, provided that if such assets shall not have been resold or refinanced within nine (9) months after the purchase thereof, such expenditures shall be deemed to be Capital Expenditures incurred on and as of the date of the expiration of such nine (9) month period.

Capital Lease shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheet of the Company, but excluding leases of property by the Company under the MLTC Documents.

Chemical Bank Rate shall mean the rate of interest per annum announced by Chemical Bank, or its successor in interest, from time to time as its prime rate in effect at its principal office in the County, City and State of New York. The prime rate is not intended to be the lowest rate of interest charged by Chemical Bank to its borrowers).

Collateral shall mean all present and future Accounts, Inventory, Documents of Title and General Intangibles of the Company.

Commitment Letter shall mean the commitment letter, dated January 23, 1996, issued by CITBC to, and accepted by, the Company.

Concentration Account shall mean any account owned by the Company which receives funds from i) the Depository Accounts and ii) the credit card companies.

Collateral Management Fee shall mean the sum of $100,000.00 per annum which shall be paid to the Agent in accordance with Section 7, Paragraph 7 of this Financing Agreement to offset the expenses and costs of the Agent in connection with record keeping, periodic examinations, analyzing and evaluating the Collateral.

Consolidated Balance Sheet shall mean a consolidated balance sheet for the Company and its Subsidiaries, if any, eliminating all intercompany transactions and prepared, in the case of any such quarterly or annual balance sheet, in accordance with GAAP consistently applied.


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

Current Assets shall mean, whenever used throughout this Financing Agreement, those assets of the Company and its Subsidiaries, on a consolidated basis, which in accordance with GAAP, consistently applied, are classified as "current".

Current Liabilities shall mean, wherever used throughout this Financing Agreement, those liabilities of the Company and its Subsidiaries, on a consolidated basis, which in accordance with GAAP, consistently applied, are classified as "current", provided, however, that notwithstanding GAAP, i) the Revolving Loans and ii) the current portion of long term Permitted Indebtedness.

Customarily Permitted Liens shall mean

      (a) liens of local or state authorities for franchise or other like taxes provided the aggregate amounts of such liens shall not exceed $500,000.00 in the aggregate at any one time;

      (b) statutory liens of landlords and liens of carriers, work-men, repairmen, warehousemen, mechanics, materialmen, vendors (other than Inventory vendors or suppliers) and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

      (c) deposits made (and the liens thereon) in the ordinary course of business including, without limitation, security deposits for leases, surety bonds and appeal bonds, deposits in connection with utilities, workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations; and

      (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), licenses, leases, restrictions, covenants, rights of way, encroachments, minor defects or irregularities in title, variation and other restrictions, liens, mortgage, charges or other encumbrances (whether or not recorded) affecting the Company's Real Estate which do not prohibit the use of the Real Estate for the retail sale of Inventory at the Company's retail locations or the storage of Inventory at the Inventory distribution centers.

Default shall mean any event specified in Section 9 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.


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Default Rate of Interest shall mean a rate of interest per annum equal to the sum of: i) two percent (2%) and ii) the then applicable rate of interest, which Default Rate of Interest Rate CITBC shall be entitled to charge the Company on all Obligations due CITBC by the Company to the extent provided in Section 9, Paragraph 2 of this Financing Agreement.

Depository Accounts shall mean those accounts (other than Concentration Accounts) owned by the Company and designated for the deposit of proceeds of Collateral.

Designated Sale-Leaseback Property means a capital asset developed or to be developed by the Company after the date of this Financing Agreement and as to which the Company has notified ClTBC in writing that such capital asset is, at such time, a Designated Sale-Leaseback Property and as to which the Company intends to enter into construction, sale-leaseback or mortgage financing, provided that such Designated Sale-Leaseback Property shall cease to be a Designated Sale-Leaseback property upon the earlier to occur of eighteen (18) months after the date of such notice and the date on which such Designated Sale-Leaseback Property is financed pursuant to a sale-leaseback or mortgage financing permitted hereunder.

Documentation Fee shall mean i) the amount of $15,000.00 which is intended to compensate the Agent for the use of the Agent's in-house Legal Department and facilities in documenting, in whole or in part, the initial transaction solely on behalf of the Agent, exclusive of Out-of-Pocket Expenses, and ii) the Agent's standard and reasonable fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

Document of Title shall mean all present and future warehouse receipts, bills of lading, shipping documents, instruments and similar documents, all whether negotiable or not, and all Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

Early Termination Date shall mean the date on which the Company terminates this Financing Agreement or the Line of Credit which date is prior to the third Anniversary Date.

Early Termination Fee shall: i) mean the fee the Agent for the account of the Lenders is entitled to charge the Company in the event the Company terminates the Line of Credit or this Financing Agreement on a date prior to the third Anniversary Date; and ii) be determined by calculating the sum of (a) the average daily balance of the Revolving Loans for the period from the date of this Financing Agreement to the Early Termination Date and (b) the average daily undrawn face amount of the Letters of Credit outstanding for the period from the date of the Financing Agreement to the Early Termination Date and multiplying that sum by x) one percent (1%) per annum


                                      -7-
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for the number of days from the Early Termination Date to the third Anniversary
Date if such Early Termination Date is on or before the first Anniversary Date; and y) one half of one percent (1/2%) per annum for the number of days from the Early Termination Date to the third Anniversary Date if such Early Termination Date is after the first Anniversary Date but prior to the third Anniversary Date.

EBITDA shall mean, in any period, the net income (or net loss) of the Company and its Subsidiaries, on a consolidated basis plus i) all amounts deducted in determining net income in respect of Interest Expense, income tax obligations (paid or accrued), depreciation expense and amortization expense, non-cash straight line rent expense and all other non-cash items, each determined in accordance with GAAP consistently applied and ii) any extraordinary loss associated with the extinguishment of the debt due General Electric Capital Corporation by the Company.

Eligible Inventory shall mean the gross cost of the Company's finished goods Inventory that conforms to the warranties herein less any i) supplies, ii) Inventory not present in the United States of America, iii) Inventory retuned or rejected by the Company's customers other than Inventory that is undamaged and resalable in the normal course of business, iv) Inventory to be returned to the Company's suppliers, v) Inventory in transit to third parties, vi) shrinkage, and vii) reserves required by the Agent in accordance with the standard set forth below and without duplication but only for the following: (a) Inventory specially ordered for specific customers which Inventory is uniquely different in size, shape, quality or color and which uniquely different Inventory is not customarily sold by the Company; (b) market value declines, to the extent the Inventory's value is below its cost; (c) bill and hold (deferred shipment or consignment sales); (d) markdowns, to the extent the Inventory's value is below its cost; (e) Inventory which is not located at the Company's retail store locations or warehouses (other than Inventory in transit between the Company's facilities); (f) demonstration items, to the extent the Inventory's value is below its cost; (g) damaged or defective Inventory; (h) obsolete Inventory (but not including undamaged Inventory which is solely out-of-season); (i) inventory at outlet locations not owned or operated by the Company; (j) Inventory held for lease, but only to the extent such Inventory held for lease exceeds twenty-five percent (25%) of the then aggregate gross cost of Inventory; and k) Inventory imported under letters of credit issued without the assistance of the Letter of Credit Guaranty and then only until the bank issuing such letters of credit has been reimbursed by the Company for any drafts under such letters of credit. The amount of such reserves shall be determined solely by the Agent in its reasonable discretion and in the exercise of its reasonable business judgment using standards customarily applied by the Agent to transactions involving retail clients and taking into account the nature of the Company's business, consistently applied by the Agent. Such standards shall take into consideration amounts representing, historically, the Company's reserves, discounts, returns, claims, credit and allowances.


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Equipment shall mean all present and hereafter acquired machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time, as applicable.

Event(s) of Default shall have the meaning provided for in Section 9 of this Financing Agreement.

Fixed Charge Coverage RATIO shall mean a ratio determined as of the relevant calculation date by dividing EBITDA by the sum of i) Capital Expenditures and
ii) Interest Expense, for the relevant period.

GAAP shall mean generally accepted accounting principles in the United States of America as in affect from time to time and for the period as to which such accounting principles are to apply. Except as otherwise provided in this Financing Agreement, all computations end determinations as to accounting or financial matters and all quarterly and annual consolidated financial statements to be delivered pursuant to this Financing Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. If any change in accounting principles from those effective December 31, 1995 and used in preparation of the financial statements required hereunder occurs or are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any such changes results in a change of the method of calculation of, or affect the results of such calculation of, any financial covenant, standard or term found herein, then the parties shall amend such financial covenants, financial standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of the Company shall be the same after such changes as if such changes had not been made.

General Intangibles shall have the meaning set forth in the Uniform Commercial Code as in effect in the State of California and include, without limitation, all present and future right, title and interest in and to all tradenames, trademarks (together with the goodwill associated therewith), patents, licenses, customer lists, distribution agreements, supply agreements and tax refunds, together with an monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof.


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Guarantor shall mean Parent.

Indebtedness shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, and (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized, but excluding leases of property by the Company under the MLTC Documents.

Interest Expenses shall mean i) total cash interest obligations (paid or accrued) of the Company and its Subsidiaries determined in accordance with GAAP on a basis consistent with the latest audited statements of the Company, excluding amortization of financing fees related hereto and to other Indebtedness of the Company and its Subsidiaries, prepayment penalties, fees or premiums related to the payment, in whole or in part, of Indebtedness of the Company and its Subsidiaries and original issue discounts, if any, minus
ii) interest income, if any.

Inventory shall mean all of the Company's present and hereafter acquired merchandise and inventory held for sale or lease and all additions, substitutions and replacements thereof, wherever located, together with all packaging or shipping materials and all proceeds thereof of whatever sort.

Issuing Bank shall mean any bank issuing Letters of Credit for the Company.

Letters of Credit shall mean all letters of credit issued with the assistance of the Lenders acting through the Agent by the Issuing Banks for or on behalf of the Company.

Letter of Credit Guaranty shall mean any guaranty delivered by the Agent to the Issuing Bank of the Company's reimbursement obligations under the Issuing Bank's reimbursement agreement, application for Letters of Credit or other like documents.

Letters of Credit Guaranty Fee shall mean the fee the Agent may charge under paragraph 2 of Section 7 of this Financing Agreement for: i) issuing the Letter of Credit Guaranty or ii) otherwise aiding the Company in obtaining Letters of Credit pursuant to Section 4.

Leverage Ratio shall mean the ratio determined by dividing Total Liabilities by Net Worth.

Libor shall mean, at any time of determination, and subject to availablility, the London Interbank Offered Rate paid in London by Chemical Bank on one month, two month, three month six month or nine month dollar deposits and if such rates are not otherwise available, then those rates as published, under "Money Rates", in the New


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York City edition of the Wall Street Journal or if there is no such publication or statement therein as to Libor, then in any publication used in the New York City financial community.

Libor Loan shall mean the loans for which the Company has elected to use Libor for interest rate computations.

Libor Period shall mean the Libor for one month, two month, three month, six month or nine month dollar deposits, as selected by the Company.

Libor Processing Fee shall mean the sum of $500.00 which the Agent, for its own account, shall be entitled to charge the Company in accordance with, but subject to, the provisions of Section 7 of this Financing Agreement upon the election of a Libor Loan.

Line of Credit shall mean the commitment of the Lenders acting through the Agent to make loans and advances and issue Letter of Credit Guaranties, all pursuant to and in accordance with, but subject to, Sections 3 and 4 of this Financing Agreement, in the aggregate amount of $100,000,000.00 or such lesser amount as the Company may elect in accordance with Section 7 of this Financing Agreement.

Loan Credit Fee shall: mean the fee due CITBC at the end of each month for the Line of Credit, and ii) be determined by multiplying x) the difference between the Line of Credit less the sum of a) the average daily Revolving Loans outstanding during such month and b) the average daily undrawn face amount of all outstanding Letters of Credit, for said month by y) three eights of one percent (.375%) per annum for the number of days in said month during which this Financing Agreement was in effect.

Loan Facility Fee shall mean the fee payable to the Agent for the account of the Lenders in accordance with, and pursuant to, the provisions of Section 7 of this Financing Agreement.

Loan Syndication Fee shall mean the fee payable to CITBC and solely for the account of CITBC, in accordance with, and pursuant to, the provisions of Section 7 of this Financing Agreement

Margin Securities shall have the meaning assigned to such term in Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, as amended).

MLTC Documents means the Amended and Restated Master Lease Agreement dated April 20, 1994 between MLTC Funding, Inc. and Thrifty Corporation, the Amended and Restated Master Lease Agreement dated April 20, 1994 between MLTC Funding, Inc. and Thrifty Realty Company, and all other documents and instruments delivered or to be delivered pursuant thereto or in connection therewith, in each case, as may be amended or otherwise modified from time to time in accordance with its terms.

NET WORTH shall mean Total Assets of the Company and its Subsidiaries, on a consolidated basis, in excess of Total Liabilities, and determined in accordance with GAAP, on a consistent basis with the latest audited statements of the Company and its Subsidiaries but without giving any effect to the prepayment penalties, fees, expenses or premiums related to the extinguishment of the debt due General Electric Capital Corporation by the Company.

OBLIGATIONS shall mean all obligations of the Company to pay, as and when due and payable, all amounts from time to time owing by and in respect of this Financing Agreement or any of loan documents related to this Financing Agreement, including, without limitation, all loans and advances made or to be made by the Agent on behalf of the Lenders to the Company, or to others for the Company's account under this Financing Agreement or any loan document related to this Financing Agreement; any and all indebtedness and obligations which may at any time be owing by the Company under this Financing Agreement or any other loan document related to this Financing Agreement, whether now in existence or incurred by the Company from time to time hereafter; whether secured by pledge, lien upon or security interest in the Company's assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, matured or unmatured, direct or indirect and whether the Company is liable for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include, without duplication of the foregoing, all indebtedness owing by the Company under this Financing Agreement or under any other agreement or arrangement hereafter entered into between the Company and the Agent on behalf of the Lenders, including, but not limited to, obligations to the Agent on behalf of the Lenders in respect of Letters of Credit issued with the assistance of the Letter of Credit Guaranty, indebtedness or obligations incurred by, or imposed on, the Agent or the Lenders as a result of environmental claims arising out of the Company's operations, premises or waste disposal practices or sites, the Company's ability to the Agent on behalf of the Lenders under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Agent on behalf of the Lenders may make or issue to others for the Company's accounts, all at the Company's request hereafter, but in no event shall Obligations include any obligations due any affiliate of a Lender.

OUT-OF-POCKET-EXPENSES shall mean all of the Agent's reasonable and documented expenses incurred relative to the commitment letter or the closing of this Financing Agreement and any amendment, modification or waiver thereof, whether incurred heretofore or hereafter, and, in any case, at the Company's request, with appropriate documentation delivered to the Company, which expenses shall include, without being limited to, the cost of record searches, all costs and expenses incurred by the Agent in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on the Agent due to "insufficient funds" of deposited checks the Agent's standard fee relating thereto, any amounts paid by the Agent on behalf of the Lenders to an Issuing Bank or incurred by or charged to the Agent on behalf of the Lenders by the Issuing Bank under the Letter of Credit Guaranty or the Company's reimbursement agreement, application for letter of credit or other like document which pertain either directly or indirectly to such Letters of Credit, and the Agent's standard and reasonable fees relating to the Letters of Credit and any drafts thereunder, local counsel fees, if any, fees and taxes relative to the filing of financing statements, and all expenses, costs and fees set forth in paragraph 3 of Section 9 of this Financing Agreement.

PARENT shall mean Big 5 Corporation, a Delaware corporation.

PERMITTED ENCUMBRANCES shall mean: i) liens expressly permitted, or consented to, by the Agent on behalf of the Lenders; ii) Customarily Permitted Liens; iii) liens granted the Agent on behalf of the Lenders by the Company; iv) liens of judgment creditors, provided such liens do not exceed, in the aggregate, at any time, $ 1,000,000.00 (other than liens stayed, satisfied, bonded or insured to the reasonable satisfaction of the Agent within a) fifteen (15) calendar days of the date the Company acquired actual knowledge of such judgment lien or b) fifteen (15) calendar days of the date such lien attached by levy, whichever first occurs); or; v) liens for taxes, levies or assessments not yet due and payable or which are being diligently contested in good faith by the Company by appropriate proceedings, and which liens are not a) senior to the lien of the Agent on behalf of the Lenders; or b) for taxes due the United States of America; vi) liens, if any, given to an Issuing Bank in connection with a Letter of Credit obtained with the assistance of the Letter of Credit Guaranty; vii) liens securing Purchase Money Obligations; viii) liens and other encumbrances in existence on the date hereof; ix) liens given to issuers of letters of credit issued without the assistance of the Letter of Credit Guaranty provided such liens a) do not secure Indebtedness in excess of $1,000,000.00 in the aggregate at any one time and b) attach only to the Inventory and/or Equipment acquired with the assistance of such letter of credit; x) liens on assets, other than the Collateral, of the Company, to secure the Indebtedness referenced in clause x of the definition of Permitted Indebtedness; xi) liens on the Margin Securities; and xii) any extension, renewal or replacement of any of the foregoing, provided that any extension, renewal or replacement lien shall be limited to the property or assets covered by the lien extended, renewal or replaced and the obligation secured by such extension, renewed or replacement lien shall be in an amount not greater than the obligations secured by the lien extended, renewed or replaced plus the amount of all expenses, fees, premiums and penalties paid in connection with such extension, renewals or replacement.

PERMITTED INDEBTEDNESS shall mean: i) Indebtedness incurred in the ordinary course of business for Inventory, services, taxes or labor; ii) Indebtedness arising in connection with Letters of Credit, this Financing Agreement and the loan documents related to this Financing Agreement; iii) deferred taxes and other expenses incurred in the ordinary course of business; iv) other Indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to the Agent or otherwise disclosed to the Agent in writing; v) Indebtedness arising in connection with or secured by, the Permitted Encumbrances; vi) Indebtedness under any letters of credit issued without the assistance of the Letter of Credit Guaranty provided such Indebtedness does not exceed $1,000,000 in the aggregate at any one time; vii) Indebtedness of the Company to the Parent or the Company's Subsidiaries in an amount not to exceed $5,000,000 in the aggregate at any one time; viii) the Subordinated Debt; ix) Indebtedness incurred in the form of surety, customs and appeal bonds and other obligations of a similar nature; x) other Indebtedness of the Company in an amount not to exceed $7,500,000.00 in the aggregate at any time outstanding, provided such Indebtedness is a) not secured by the Collateral and b) not due the Parent or any Subsidiaries of the Company or the Parent xi) Indebtedness in an aggregate amount not to exceed $10,000,000 at any time which is subordinated to the Obligations, provided such Indebtedness shall (a) have an amortization schedule that results in the same or longer average life to maturity than the Subordinated Debt and (b) contain subordination provisions which are substantially similar to those in the documents evidencing the Subordinated Debt ("Additional Subordinated Debt"); and xii) any extension, renewal or replacement of any of the foregoing, provided that any extension, renewal or replacement shall (a) be in an amount not greater than the Indebtedness so extended, renewed or replaced (plus the amount of expenses, fees and any premium or penalty paid in connection with such extension, renewal or replacement), and (b) in the case of Subordinated Debt and Additional Subordinated Debt, shall (1) have an amortization schedule that results in the same or longer average life to maturity than the Subordinated Debt or Additional Subordinated Debt, as applicable, and (2) contain subordination provisions which are substantially similar to those in the documents evidencing the Subordinated or Debt or Additional Subordinated Debt, as applicable.

PERMITTED INVESTMENTS shall mean (i) commercial paper and municipal bonds, in each case issued or guaranteed by a Person rated P-l or better by Moody's Investors Service, Inc. ("Moody's") or A-1 or MIG-1 or better by Standard & Poor's Corporation ("S & P"), (ii) certificates of deposit, time deposits, Eurodollar deposits or bankers' acceptances maturing not more then one year after the date of issue, issued by any commercial banking institution, which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $100,000,000 (iii) repurchase agreements having maturities of not more than one year and which are secured by readily marketable direct obligations of the Government of the United States of America or any agency thereof, (iv) readily marketable obligations of the Government of the United States of America or any agency thereof; (v) readily marketable obligations issued by any state of the United States or any political subdivision thereof having a rating by Moody's or S & P of "A" or its equivalent or better; (vi) Margin Securities and (vii) mutual funds regularly traded in the United States of America whose investments are limited to those described in clauses (i) through (v) above.

PERSON shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

PURCHASE MONEY OBLIGATIONS shall mean the Indebtedness (a) incurred to construct, purchase or lease Equipment and/or Real Estate and ii) secured solely by a lien on the Equipment and/or Real Estate, including construction, sale leaseback and mortgage financing incurred in connection with Designated Sale-Leaseback Property; (b) of a Person existing at the time such Person is acquired by, merged into or consolidated with the Company in accordance with this Financing Agreement provided such Indebtedness is not secured by Collateral; or c) secured by property (other than Collateral) acquired by the Company existing at the time such property is or was acquired by the Company.

REAL ESTATE shall mean the Company's leasehold and fee interests in real property.

REPORTING DATE shall mean any date on which the Company is to deliver to the Agent any Collateral report pursuant to paragraph 2 of Section 3 of this Financing Agreement, any financial statement or any other information requested of the Company pursuant to the terms of this Financing Agreement.

REQUIRED LENDERS shall mean Lenders holding more than fifty percent (50%) of the outstanding loans. advances, extensions of credit and commitments of the Company hereunder.

RETAINED CASH shall mean an amount of cash sufficient to provide the Company with cash in an amount necessary to stock the Company's cash registers at its retail locations and consistent with the business practices of the Company.

REVOLVING LOANS shall mean the loans and advances made, from time to time, to or for the account of the Company by the Lenders acting through the Agent pursuant to Section 3 of this Financing Agreement.

SETTLEMENT DATE shall mean the date, weekly, and more frequently, at the discretion of the Agent, upon the occurrence of an Event of Default or a continuing decline or increase of the Revolving Loans that the Agent and the Lenders shell settle amongst themselves so that x) the Agent shall not have, as Agent, any money at risk and y) on such Settlement Date the Lenders shall have a pro rata amount of all outstanding Revoking Loans and Letters of Credit, provided that each Settlement Date for a Lender shall be a Business Day on which such Lender and its bank are open for business.

SUBORDINATED DEBT shall mean the senior subordinated debt of the Company in the original amount of $55,000,000.00 of which there is, as of the date hereof, an unpaid balance of $36,450,000.00 due the holders (exclusive of that portion of the Subordinated Debt held by the Company for its own account) of the Subordinated Debt in September 2002 which is subordinate, by its terms, to the prior payment and satisfaction of the Obligations.

SUBSIDIARY shall mean as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interest having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Financing Agreement shall refer to a Subsidiary or Subsidiaries of the Company or the Parent.

TOTAL ASSETS shall mean total assets of the Company and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, on a basis consistent with the latest audited statements of the Company and its Subsidiaries.

TOTAL LIABILITIES shall mean total liabilities of the Company and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, on a basis consistent with the latest audited statements of the Company and its Subsidiaries, provided, however, that for the purpose of computing Net Worth for the covenant in Section 6 hereof and the Leverage Ratio in Section 6 hereof, Total Liabilities shall not include any amount with respect to leases of property by the Company under the MLTC Documents.

TRADE ACCOUNTS PAYABLE shall mean, at any time of determination, the amounts due any supplier for inventory sold to the Company.

TRADE ACCOUNTS RECEIVABLE shall mean, at any time of determination, the amounts due the Company by any i) credit card issuer and ii) any customer obligated an invoice, in each instance due as a result of a sale of inventory or the rendition of services by the Company.

WORKING CAPITAL shall mean Current Assets in excess of Current Liabilities.

SECTION 2. CONDITIONS PRECEDENT

      The obligation of the Lenders acting through the Agent to make loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such loans, the following conditions precedent:

      a) LIEN SEARCHES - The Agent shall have received tax, judgment and Uniform Commercial Code searches satisfactory to the Agent for all locations presently occupied or used by the Company.

      b) CASUALTY INSURANCE - The Company shall have delivered to the Agent evidence satisfactory to the Agent that casualty insurance policies covering the Inventory listing the Agent on behalf of the Lenders as loss payee are in full force and effect, all as set forth in Section 6, paragraph 4 of this Financing Agreement.

      c) UCC FILINGS - Any documents {including without limitation, financing statements) required to be filed in order to create, in favor of the Agent on behalf of the Lenders, subject to the Permitted Encumbrances, a first and exclusive perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the Uniform Commercial Code shall have been properly filed in each office in each jurisdiction required in order to create in favor of the Agent on behalf of the Lenders a perfected lien on the Collateral. The Agent shall have received acknowledgement copies of all such filings (or, in lieu thereof, CITBC shall have received other evidence satisfactory to the Agent that all such filings have been made); and the Agent shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

      d) EXAMINATION & VERIFICATION - The Agent, for the benefit of the Lenders, shall have completed to its satisfaction an examination and verification of the Accounts, Inventory, books and records of the Company.

      e) OPINIONS - Counsel for the Company shall have delivered to the Agent on behalf of the Lenders opinions satisfactory to the Agent opining, inter alia, that, subject to the i) filing, priority and remedies provisions of the Uniform Commercial Code, ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, iii) the equity powers of a court of law and iv) such other matters as may be agreed upon with the Lenders, the Financing Agreement of the Company and the Guaranty of the Guarantor x) are valid, binding and enforceable according to their terms, y) are duly authorized and z) do not violate any terms, provisions, representations or covenants in the charter or by-laws of the Company or the Guarantor, or, to the knowledge of such counsel, after reasonable inquiry, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture, identified by the Company and the Guarantor to such counsel as material, to which the Company and/or the Guarantor is a signatory or by which the Company or the Guarantor or its assets are bound.

      f) ADDITIONAL DOCUMENTS - The Company shall execute and deliver to the Agent for the benefit of the Lenders all loan documents necessary to consummate the lending arrangement contemplated between the Company and the Lenders.

      g) COMMITMENT LETTER - The Company shall have fully complied, to the satisfaction of CITBC, with all of the material terms and conditions of the Commitment letter. To the extent that any terms of the Commitment Letter conflict with the terms of this Financing Agreement, the terms of this Financing Agreement shall apply.

      h) BOARD RESOLUTION - The Agent for the benefit of the Lenders shall have received a copy of the resolutions of the Board of Directors of the Company, authorizing the execution, delivery and performance of (i) this Financing Agreement and (ii) any related agreements, certified by the Secretary or Assistant Secretary of the Company, as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Company as to the incumbency and signature of the officers of the Company executing this Financing Agreement and any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

      i) CORPORATE ORGANIZATION - The Agent for the benefit of the Lenders shall have received (i) a copy of the Certificate of Incorporation of the Company certified by the Secretary of State of its incorporation, and (ii) a copy of the By-Laws (as amended through the date hereof) of the Company and certified by the Secretary or Assistant Secretary of the Company.

      j) OFFICER'S CERTIFICATE - The Agent for the benefit of the Lenders shall have received an executed Officer's Certificate of the Company, satisfactory in form and substance to the Agent, certifying that: (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof; (ii) the Company is in compliance with all of the terms and provisions set forth herein; and (iii) no Event of Default or Default has occurred.

      k) ABSENCE OF DEFAULT - No material adverse change in the financial condition, business, prospects, profits (after giving affect to the seasonal nature of the Company's business), operations or assets of the Company shall have occurred since January 23, 1996. No Default or Event of Default shall exist as of the date of this Financing Agreement.

      l) LEGAL RESTRAINTS/LITIGATION - At the data of execution of this Financing Agreement, there shall be, to the actual knowledge of the management of the Company or to the actual knowledge of any Lender, no x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Company or its assets, by any agency, division or department of any county, city, state, province or federal government arising out of this Financing Agreement, or the financing arrangement contemplated under this Financing Agreement, y) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing Agreement or z) suit, action, investigation or proceeding (judicial or administrative) pending or threatened against the Company, or its assets, which, is reasonably likely to result in a material adverse effect on the business, operation, assets or financial condition of the Company or the Collateral.

      m) DISBURSEMENT AUTHORIZATION - The Company shall have delivered to the Agent all information necessary for the Lenders acting through the Agent to issue wire transfer instructions on behalf of the Company for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in a form acceptable to the Agent.

      n) BANKING AND/OR CREDIT CARD ARRANGEMENTS - As of the date of execution of this Financing Agreement the Company shall have converted all of its Concentration Accounts (other than operating accounts) into Blocked Accounts and will have required the credit card companies to remit balances, when due, to a Blocked Account.

      o) GUARANTY - The Guarantor shall have executed and delivered to the Agent for the benefit of the Lenders, a guaranty, in form and substance reasonably acceptable to the Agent, under which the Guarantor has unconditionally guaranteed the Obligations.

      Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as the Company and the Agent shall otherwise agree herein or in a separate writing It is understood and agreed that as of the date hereof the Company is unable to i) arrange for its Concentration Accounts to become Blocked Accounts and ii) require the credit card companies to remit balances, when due, to a Blocked Account. Notwithstanding such, the Agent will waive such requirements for purposes of closing provided the Company within ten
(10) Business Days from the date hereof, delivers to the Agent executed agreements, in form and substance reasonably satisfactory to the Agent, pursuant to which the Concentration Accounts become Blocked Accounts and the credit card companies have agreed to remit balances, when due, to a Blocked Account.

SECTION 3. REVOLVING LOANS

      1. Lenders, acting through the Agent, agree, subject to the terms and conditions of this Financing Agreement from time to time, and within x) the Availability and y) the Line of Credit, but subject to the Agent's and the Lenders' (acting through the Agent) rights to make "Overadvances", to make loans and advances to the Company on a revolving basis, and subject to the limitations set forth herein, the Company may borrow, repay and re-borrow Revolving Loans. Such loans and advances shall be in amounts up to sixty-five percent (65%) of the aggregate value of the Company's Eligible Inventory. The value of Eligible Inventory shall be determined at cost, by the cost inventory method, using a valuation on a first in, first out basis in accordance with GAAP excluding capitalized buying, handling and distribution costs, as reflected on the Company's books and records. All requests for loans and advances (other than LIBOR Loans) must be received by an officer of the Agent no later than 2:OO p.m. New York time on the Business Day on which such loans and advances are required. Should the Agent for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "Overadvances" and shall be made in the Agent's sole discretion, subject to any additional terms the Agent deems necessary.

      2. In furtherance of the continuing collateral assignment and security interest in the Company's Accounts and Inventory, the Company shall deliver to the Agent not later than: 1) thirty (30) days after the end of each month an aging of the Company's Trade Accounts Receivable in such form and manner as the Agent may reasonably require but consistent with the current practices of the Company (provided, however, that such aging reports shall not be required in any month when the amount of the Trade Accounts Receivable are less than $2,500,000.00); 2) fourteen (14 days after the end of each month (other than October, November and December, a monthly inventory confirmation statement stating the aggregate amount of Eligible Inventory of the Company; and 3) five
(5) Business Days after each Sunday in the months of October, November and December, a weekly Inventory confirmation statement stating the aggregate amount of Eligible Inventory of the Company. With respect to all such reports, the Company will provide to the Agent such additional information and material as the Agent may reasonably request to effectively evaluate the Trade Accounts Receivable and the collectability thereof and the mix of the Inventory and such other information as the Agent may reasonably require to evaluate the Company's Trade Accounts Receivable and Inventory, such as returns, claims, credits, allowances and information identifying and describing the Trade Accounts Receivable. Failure to provide the Agent with the foregoing information will in no way effect, diminish, modify, or limit the security interest granted herein. Such reports are to be executed by a responsible officer of the Company.

      3. The Company hereby represents and warrants that: a) sales of Inventory are, and shall be, based upon actual and bona fide sales and deliveries of Inventory x) in the ordinary course of the Company's business, y) in connection with the liquidation of an immaterial portion of the Inventory, or z) after the occurrence of a casualty loss, bulk sales of salvageable Inventory, and that, in any instance, the Inventory being sold and the proceeds thereof are the exclusive property of the Company and are not and shall not be subject to any lien, charge, arrangement, encumbrance, security interest, or financing statement whatsoever other than the permitted Encumbrances, provided, however that if there is then no Default or Event of Default, the Company may make charitable transfers of Inventory in an amount not to exceed $500,000.00 in any fiscal year; b) invoices representing Trade Accounts Receivable or credit card receipts evidencing credit card sales are in the name of the

Company and except for disputes, offsets, defenses, counterclaims, contras, returns or credits, all arising in the normal course of the Company's business or except as may be promptly disclosed to the Agent, the purchasers of such Inventory owe and are obligated to pay the amount stated in the invoices or credit card receipts; and c) except for the Permitted Encumbrances, any and all taxes and fees relating to its business are the Company's sole responsibility and that same will be paid when due (except as otherwise provided in this Financing Agreement), and that none of said taxes or fees represent a lien on or claim against the proceeds of any sale of Inventory. The Company agrees to issue credit memoranda promptly. The Company also warrants and represents that it is a duly and validly existing corporation and is qualified to transact business in all states where the failure to so qualify would have a material adverse effect on the business of the Company or the ability of such Company to enforce collection of Trade Accounts Receivable due from Persons residing in that state.

      4. During the term of this Financing Agreement, the Company may and will, at its expense, consistent with the Company's existing business practices, enforce, collect and receive all amounts owing on the Accounts. Except for the Retained Cash, all checks or cash from the sale of Inventory must be deposited promptly to the Depository Accounts, and promptly thereafter and therefrom, to a Blocked Account. The Company shall require that all amounts due under credit card sales be remitted by the credit card companies to a Blocked Account. The Company agrees that it will only direct the flow of funds from the Depository Accounts and the credit card remitters to the Blocked Accounts. The institutions holding such Blocked Accounts will be instructed that when it is satisfied that such funds on deposit are "good funds", such institution will remit such "good funds" to the Company's operating account. Notwithstanding anything herein contained to the contrary, if x) there is then an Event of Default or y) the Company has Availability of less than zero ($0) for three (3) consecutive Business Days, then the Agent, acting on behalf of the Lenders, may advise the banks holding the Blocked Accounts to remit all proceeds of Collateral to the Agent for the account of the Lenders. The Agent will immediately rescind these instructions a) upon the waiver of the Event of Default and b) when the Company has Availability of zero ($0) or greater. All amounts received by the Agent for the account of the Lenders will be credited to the Obligations upon the Agent's receipt of "good funds" at its bank account in New York, New York on the Business Day of receipt if received no later than 2 p.m. New York time or on the next succeeding Business Day if received after 2 p.m. New York time. No checks, drafts or other instruments received by the Agent will constitute final payment unless and until such instruments have actually been collected. If the loan account reflects a zero Revolving Loan balance and there is then no Event of Default, then the Agent shall promptly remit to the operating account of the Company any credit balances in the loan account.

      5. The Agent shall maintain a separate account on its books in the Company's name in which the Company will be charged with loans, advances and payments under the Letter of Credit Guaranty, made to the Company or for its account, and with any other Obligations, including any and all reasonable costs, expenses and reasonable and documented attorney's fees which the Agent may incur in connection with the exercise of any of the rights or powers herein conferred or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Agent or of any Lender in connection with this Financing Agreement or the Collateral assigned hereunder, or any Obligations owing by the Company. The Company will be credited with all amounts received by the Agent from the Company or from others for the Company's account, including, as above set forth, all amounts received by the Agent in payment of Accounts and such amounts will be applied to payment of the Obligations. In no event shall prior recourse to any Accounts or other security granted to or by the Company be a prerequisite to the Agent's right to demand payment of any Obligation. Further, it is understood that neither the Agent nor any Lender shall have no obligation whatsoever to perform in any respect any of the Company's contracts or obligations relating to the Accounts.

      6. After the end of each month, the Agent, on its own behalf and/or acting on behalf of the tenders, shall promptly send the Company a statement showing the accounting for the charges, loans, advances, payments under the Letter of Credit Guaranty, and other transactions occurring between the Agent, on its own behalf, and/or on its own behalf or acting on behalf of the Lenders and the Company during that month. The monthly statement shall be deemed correct and binding upon the Company and shall constitute an account stated between the Company, the Agent, and the Lenders unless the Agent receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

SECTION 4. LETTERS OF CREDIT

      In order to assist the Company in establishing or opening i) documentary Letters of Credit with an Issuing Bank to cover the purchase and importation of Inventory and ii) standby Letters of Credit with an Issuing Bank to cover such other matters as the Company may so decide, other than for the purchase of Inventory or to secure present or future Trade Accounts Payable, the Company has requested the Agent, acting on behalf of the Lenders, to join in the applications for such Letters of Credit and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending the Lenders' credit to the Company and the Lenders, acting through the Agent, have agreed to do so. These arrangements shall be handled by the Agent acting on behalf of the Lenders, subject to the terms and conditions set forth below.

      1. Within the Line of Credit, the Lenders, acting through the Agent, shall assist the Company in obtaining such Letters of Credit in an amount not to exceed $15,000,000.00 in the aggregate outstanding at any one time. The Agent's assistance with respect to Letters of Credit for amounts in excess of the limitations set forth herein shall at all times and in all respects be in the Agent's sole discretion. Notwithstanding anything herein to the contrary, upon the occurrence of a Default and/or an Event of Default, the Agent's assistance with respect to any Letters of Credit shall be in the Agent's sole discretion unless such Event of Default is waived in writing, or such Default is cured to the Agent's satisfaction in the exercise of its reasonable business judgment during any applicable grace or cure period.

      2. The Agent, acting on behalf of the Lenders, shall have the right, without notice to the Company, to charge the loan account with the amount of any and all indebtedness, liability or obligation of any kind paid or incurred under the Letters of Credit Guaranty at the earlier of: a) payment by the Agent under the Letters of Credit Guaranty, or b) termination of this Financing Agreement in accordance with Section 10 of this Financing Agreement. Any mount so charged to the loan account shall be charged against any credit balances then in the loan account, and if there are then insufficient credit balances then to the extent of such insufficiency such amount shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided for in Section 7, paragraph 1 of this Financing Agreement.

      3. The Company unconditionally indemnifies the Agent and each Lender and holds the Agent and each Lender harmless from any and all loss, claim or liability incurred by the Agent and/or any Lender arising from any transactions or occurrences relating to Letters of Credit established or opened for the Company's account, the collateral relating thereto and any drafts or Acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any errors or actions taken by, or any omissions, negligence or misconduct of, any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct of the Agent and/or any Lender. The Company's unconditional obligation to the Agent and each Lender hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of the gross negligence or willful misconduct of the Agent and/or any Lender. The Company agrees that any charges of the Issuing Bank incurred for the Company's account shall be conclusive on CITBC and shall be charged to the loan account.

      4. In connection with any Letter of Credit, neither the Agent nor any Lender shall be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged, other than as a result of the gross negligence of the Agent and/or any Lender; the time, place, manner or order in which shipment is made: partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with any Inventory which is the subject of any Letter of Credit or the shipping thereof; or any breach of contract between the shipper or vendors and the Company. Furthermore, without being limited by the foregoing, neither the Agent nor any Lender shall be responsible for any act or omission with respect to or in connection with any Inventory which is the subject of any Letter of Credit.

      5. In connection with any Letter of Credit, the Company agrees that any action taken by the Agent, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letter of Credit, the guarantees. the drafts or acceptances, or the Collateral, shall, as between the Company and the Agent, be binding on the Company and shall not put the Agent or any Lender in any resulting liability to the Company other than as a result of the gross negligence or willful misconduct of the Agent or such Lender. After the occurrence of an Event of Default which is not waived, the Agent shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefor), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the Agent's sole name, and the Issuing Bank shall be entitled to comply with and honor my and all such documents or instruments executed by or received solely from the Agent, all without any notice to or any consent from the Company, provided, however, that the Agent shall give the Company notice of the acceptance or rejection of any goods.

      6. In connection with any Letter of Credit, without the Agent's express consent (which consent shall not be unreasonably withheld) and, where applicable, endorsement in writing, the Company agrees: a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances of documents; or to agree to any amendments, renewals, extensions, modifications or changes of any of the terms of conditions of any of the Letters of Credit, applications, drafts or acceptances; and b) after the occurrence of an Event of Default which is not waived, not to i) clear and resolve any questions of non-compliance of documents, or ii) give any instructions as to acceptance or rejection of any documents or goods.

      7. In connection with any Letter of Credit, the Company agrees that any necessary import, export or other licenses or certificates for the import or handling of the Inventory will have been promptly procured, and all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Inventory, or the financing thereof will have been promptly and fully complied with, except to the extent that any such non-procurement of non-compliance will not have a material adverse effect on such Inventory; and any certificates in that regard that the Agent, on behalf of the Lenders, may at any time reasonably request will be promptly furnished. In this connection, the Company warrants and represents that, to its actual knowledge, all shipments made under any of the Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations, except to the extent that any failure to so comply will not have a material adverse effect on such shipments. The Company assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies in connection with any Inventory or goods purchased, imported or acquired under the Letter of Credit. Any embargo, restriction, laws, customs or regulations of any country, state, province, city, or other political subdivision, where the Inventory is or may be located or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Company's risk, liability and responsibility.

      8. Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, the Agent, for the benefit of the Lenders, shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted, to the Agent for the benefit of the Lenders and apply in all respects to the Agent and the Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.

      9. Nothing in this Financing Agreement is intended to relieve any Issuing Bank from any liability to any Person.

SECTION 5. COLLATERAL

      1. As security for the prompt payment in full of all loans and advances made and to be made to the Company from time to time by the Agent on behalf of the Lenders pursuant hereto, as well as to secure the payment in full of the other Obligations, the Company hereby pledges and grants to the Agent for the benefit of the Lenders a continuing general lien upon and security interest in all of its:

      (a)   present and hereafter acquired Inventory;

      (b)   present and future Accounts;

      (c)   present and future Documents of Title: and

      (d)   present and future General Intangibles.

      2. The security interests granted hereunder shall extend and attach to:

      (a) All Collateral which is presently in existence and which is owned by the Company or in which the Company has any interest (but only to the extent of such interest), whether held by the Company or others for its account;

      (b) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Agent or the Company from any of the Company's customers.

      3. The Company agrees to take reasonable steps, consistent with current business practices, to safeguard, protect and hold all Inventory and make no disposition thereof except in the manner or for the purpose described in paragraph 3 of Section 3 of this Financing Agreement. Inventory may be sold and shipped by the Company to its customers in the ordinary course of the Company's business, and the Company will collect all proceeds of such sales, consistent with reasonable business practices in existence on the date of execution of this Financing Agreement or consistent with the business practices of like companies in the retail Industry, provided, however, that all proceeds of all such sales (including cash, check and instruments for the payment of money), other than the Retained Cash, are promptly deposited in accordance with paragraph 4 of Section 3 of this Financing Agreement. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, the proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Agent on behalf of the Lenders shall have a security interest in all of the rights of the Company as an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

      4. The rights and security interests granted to the Agent for the benefit of the Lenders hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the loan account on the books of the Agent may from time to time be temporarily in a credit position, until the satisfaction in full of all Obligations and the termination of this Financing Agreement. Any delay or omission by the Agent to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by the Agent. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. Upon satisfaction in full of all Obligations and the termination of this Financing Agreement, the Agent will take, at the Company's request and expense, all actions and do all things reasonably necessary to release the rights and security interests in the Collateral, and upon any partial release of Collateral, the Agent will take, at the Company's request and expense, all actions and do all things reasonably necessary to release the rights and security interests in the Collateral that is the subject of such partial release.

      5. To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then the Agent shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies the Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Agent's or any Lenders' rights hereunder.

      6. Any reserves or credit balances in the loan account and any other property or assets of the Company in the possesion of the Agent may be held by the Agent as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest the Agent may have in any other assets of the Company, shall secure payment and performance of all now existing and future Obligations.

SECTION 6. REPRESENTATIONS, WARRANTIES AND COVENANTS

      1. The Company hereby warrants and represents that: i) the fair value of its assets exceed the book value of its liabilities; ii) the Company is generally able to pay its debts as they become due and payable; and iii) the Company does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. The Company further warrants and represents that except for the Permitted Encumbrances and liens of which the Agent is aware on the date hereof, each of the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral. Further, that except for the Permitted Encumbrances, the Company is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims, consignments, or liens in favor of others, that the Company will, at its expense, defend the same from any and all claims and demands (other than the Permitted Encumbrances) of any other person.

      2. The Company agrees to maintain accurate books and records pertaining to the Collateral. Prior to the occurrence of an Event of Default, the Agent or its agents may, from time to time (but no more than once per fiscal quarter of the Company) upon reasonable notice, enter upon the Company's premises at any time during normal business hours, or at such other times as the Agent and the Company may agree upon, for the purpose of inspecting the Collateral and any and all records pertaining thereto, all at the Agent's expense. During the continuance of an Event of Default, the Agent or its agents may, at the Company's expense, enter the Company's premises, upon reasonable notice and during normal business hours, and as often as it deems reasonably necessary, to inspect the Collateral and the books and records of the Company. The Company agrees to afford the Agent prior written notice of any change in the location of any Collateral, other than to locations that are known to the Agent and at which the Agent has filed financing statements and otherwise fully perfected its liens thereon.

      3. The Company agrees to comply with the requirements of all state and federal laws in order to grant to the Agent for the benefit of the Lenders valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. The Agent is hereby authorized by the Company, to the extent permitted by applicable law, to file any financing statements covering the Collateral whether or not the Company's signature appears thereon and the Agent agrees to provide the Company with copies of such financing statements. The Company agrees to do whatever the Agent may reasonably request, from time to time, by way of: filing notices of liens, financing statements, amendments, renewals and continuations thereof; cooperating with the Agent's employees and agent's keeping Inventory stock records; transferring proceeds of Collateral to the Agent's possession in accordance with the terms of this Financing
Agreement; and performing such further acts as the Agent on behalf of the Lenders may reasonably require in order to effect the purposes of this Financing Agreement.

      4. The Company agrees to i) maintain on Inventory, insurance under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks on as is reasonably acceptable to the Agent and ii) maintain or caused to be maintained on Real Estate and Equipment, insurance under such policies of insurance with such insurance companies selected by the Company, on terms no less favorable than the insurance coverage in place as of the date hereof (other than with respect to the deductible amounts and limits of such coverage). All policies covering the Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, to be made payable to the Agent on behalf of the Lenders under a standard non-contributory "mortgage", "lender" or "secured party" clause and are to contain such other provisions as the Agent may reasonably require to fully protect by insurance the Agent's interest in the Inventory and to any payments to be made under such policies with respect to the Inventory. All original policies or true copies thereof or certificates thereof are to be delivered to the Agent, with all premiums current with the loss payable endorsement in the Agent's favor, and shall provide for not less than ten (10) days prior written notice to the Agent of the exercise of any right of cancellation. If the Company fails to maintain such insurance, the Agent may arrange for such insurance, but at the Company's expense and without any responsibility on the Agent's or any Lender's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default which is not waived, the Agent shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, have the sole right, in the name of the Agent or the Company, to file claims under any insurance policies with respect to the Inventory, to receive, receipt and give acquittance for any payments that may be payable thereunder with respect to the Inventory, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims With respect to the Inventory under any such insurance policies. In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Collateral shall be deposited in the Depository Accounts in accordance with paragraph 4 of Section 3 of this Financing Agreement.

      5. The Company agrees to pay, when due, all local, domestic and foreign (as applicable) taxes, assessments, and other charges (herein "taxes") lawfully levied or assessed upon the Company or the Collateral, provided, however, that such taxes need not be paid on or before the date fixed for payment thereof if:
i) such taxes are being diligently contested by the Company in good faith and by appropriate proceedings; ii) the Company establishes such reserves as may be required by GAAP; iii) such taxes are not secured by a filed lien which is senior to the liens of the Agent on the Collateral and iv) such taxes secured by a filed lien are not due the United States of America. To prevent the imminent foreclosure of any tax liens (whether such liens are senior or junior to the liens of the Agent) or in the event the Agent on behalf of the Lenders is exercising its remedies as a secured creditor on Collateral, then the Agent may, on the Company's behalf, pay any taxes then due in secured by a lien on the Collateral and the amount thereof shall be an Obligation secured hereby.

      6. Subject to the provisions of paragraph 5 above the Company: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, including, but not limited to, the Fair Labor Standards Act, as set forth in Section 201 through Section 219 of Title 29 of the United States Code, which the failure to comply with would have a materially adverse impact on the Collateral, or on the operation of the business of the Company, provided that the Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not materially adversely effect the Agent's liens or priority in the Collateral; and (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its Real Estate and operation of its business, which the failure to comply with would have a materially adverse impact on any material part of the Collateral, or on the operation of the business of the Company. The Company hereby indemnifies the Agent and each Lender and agrees to defend and hold the Agent and each Lender harmless from and against any and all loss, damage, claim, liability, injury or expense which the Agent and each Lender may sustain or incur in connection with: any claim or expense asserted against the Agent and each Lender as a result of any environmental pollution, hazardous material or environmental clean-up of the Company's Real Estate, or any claim or expense which results from the Company's operations (including, but not limited to, the Company's off-site disposal practices). The Company further agrees that this indemnification as to environmental liability shall survive for two (2) years from the date of termination of this Financing Agreement and the payment of all Obligations or amounts payable hereunder. The Company shall not be deemed to have breached any provision of this paragraph 6 if (i) the failure to comply with the requirements of this paragraph 6 resulted from good faith error or innocent omission, (ii) the Company promptly commences and diligently pursues a cure of such breach and such cure is eventually, within a reasonable time frame based upon the circumstances and the amount of work required, completed and
(iii) such failure has not resulted in a materially adverse effect on any material portion of the Collateral or the business, financial condition or operations of the Company.

      7. Until termination of this Financing Agreement and satisfaction in full of all Obligations due hereunder, the Company agrees that, unless the Agent shall have otherwise consented in writing, the Company will furnish, or cause to be furnished, to the Agent, not later than: (a) one hundred and twenty 120) days after the end of each fiscal year of the Company, an audited Consolidated Balance Sheet as at the close of such year and consolidated statements of operations, cash flows, shareholders' equity and reconciliation of surplus of the Parent, the Company and their Subsidiaries for such year, audited by independent public accountants selected by the Company and satisfactory to the Agent, (the Agent hereby agrees that KPM Peat Marwick is satisfactory to the Agent); (b) forty-five (45) days after the end of each month, other than a month that constitutes a fiscal year end, a Consolidated Balance Sheet as at the end of such period and consolidated statements of operations and cash flows of the Parent, the Company and their Subsidiaries for such period, certified by an authorized financial or accounting officer of the Company; and (c) a reasonable time after request, such further information regarding the business affairs and financial condition of the Company as the Agent may reasonably request, including, without limitation, annual cash flow projections in form reasonably satisfactory to the Agent. Each financial settlement required to be submitted under clauses a and b above must be accompanied by an Officer's Certificate, signed by the President, Senior Vice President, Vice President, Controller, or Treasurer, of the Company pursuant to which such officer must certify that: (i) the financial statement(s) fairly and accurately represent(s) the financial condition of Parent, the Company and their Subsidiaries, at the end of the particular accounting period, as well as the operating results of Parent the Company and their Subsidiaries, during such accounting period, subject to year end audit adjustments; (ii) during the particular accounting period: (x) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default has occurred during such period, the existence of and a detailed description of same shall be set forth in such Officer's Certificate; and (y) a senior officer of the Company has not received any notice of cancellation with respect to its property insurance policies or certifying as to replacement policies therefor; and (iii) the exhibits attached to such monthly and annual financial statement(s) constitute detailed calculations showing compliance with all financial covenants applicable for such period, if any, contained in this Financing Agreement. Notwithstanding anything in this Financing Agreement to the contrary, should the Parent purchase the assets of, or capital stock of, a Person, or create or incorporate another Person of which it owns a majority of such Person's capital stock, then the references to Consolidated Balance Sheet shall mean the Consolidated Balance Sheet of the Company and its Subsidiaries only and all references to Parent and its Subsidiaries shall, without further action, be immediately deleted from this paragraph 7.

      8. The Company and its Subsidiaries shall have, as of the end of each fiscal quarter, on a consolidated basis, a Net Worth, as defined herein, of not less than $23,000,000.00:

      9. Until termination of this Financing Agreement and satisfaction of all Obligations due hereunder, the Company agrees that, without the prior written consent of the Agent, except as otherwise herein provided, the Company will not:

      A. Incur, create, assume or permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on i) the collateral, except for the Permitted Encumbrances and ii) any of its other assets whether real, personal or mixed, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

      B.    Incur or create any Indebtedness other than the Permitted
            Indebtedness;

      C. Except for Permitted Indebtedness, borrow any money on the security of the Collateral from sources other than the Agent acting on behalf of the Lenders;

      D. Sell, lease, assign, transfer or otherwise dispose of i) Collateral, except as otherwise specifically permitted by this Financing Agreement, or ii) either all or substantially all of the other assets of the Company;

      E. Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure or existence, or enter into or engage in any operation or activity materially different from that presently being conducted by the Company or otherwise related to the retail sporting goods industry, provided, however, that on fifteen (15) days prior notice to the Agent, the Company may, without obtaining the consent of the Agent or any Lender i) merge its Subsidiaries or a Person into itself provided x) the Company is the survivor of the mergers; y) no liens on the assets of the Subsidiaries or the Person survive such merger other than liens that constitute Permitted Encumbrances; z) such Person was an entity with its principal place of business, state of formation and assets in the United States of America; aa) such Person was engaged in the retail sporting goods industry; and bb) the Company, immediately after giving effect to such merger, is in full compliance with all of the terms and provisions of this Financing Agreement, provided, however, that such Person's or Subsidiary's Inventory shall not be deemed Eligible Inventory until such time as the Agent has completed to its reasonable satisfaction an examination and review of such inventory and such Person's or Subsidiary's books and records; and ii) alter or modify its corporate name or principal place of business;

      F. Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, other than
            i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, ii) pursuant to obligations in effect on the date hereof,
            iii) in connection with subleases pursuant to which the Company is the sub-lessor, iv) in connection with the MLTC documents, v) home relocation loans to or on behalf of employees or vi) in the ordinary course of the Company's business or for purposes deemed reasonable by the Company provided such obligations under this clause vi shall not exceed $5,000,000.00 in the aggregate any one time;

      G. Declare or pay any dividend of any kind on, or purchase, acquire, redeem or retire, any of its capital stock or equity interest of any class whatsoever, whether now or hereafter outstanding, except that the Company may declare and pay dividends on its capital stock x) in cash in i) amounts sufficient to enable the Parent to purchase, acquire or redeem the capital stock owned by its employees or its retired, deceased or terminated officers, directors or shareholders which the Parent is contractually obligated or entitled to purchase, acquire or redeem, and ii) additional amounts not to exceed the sum of $3,000,000.00 and the net cash proceeds realized from sales by the Company in such fiscal year of its capital stock in any fiscal year, provided, however, that if the

            Company does not declare and pay dividends in any fiscal year of up to the sum of $3,000,000.00 and the net cash proceeds realized from sales by the Company in such fiscal year of its capital stock, the difference may be added to the amount permitted in subsequent fiscal years and further, provided that such dividends may not be declared and paid, on or after May 1, 1996,if a Default or Event of Default is then in existence or will be in existence after giving effect to such dividends; y) in kind; or z) in cash in an amount sufficient to
            i) enable the Parent to pay income or franchise taxes of the Company due as a result of the filing of a consolidated, combined or unitary tax return in which the operations of the Company are included; or
            ii) reimburse the Parent for out-of-pocket expenses incurred by the Parent for the joint or several benefit of the Parent and the Company, and fees and expenses of its directors for attending the Board of Directors' meeting;

      H. Make any advance or loan to, or any investment in, any Person, except for i) advances, loans or investments in existence on the date of execution of this Financing Agreement, including, without limitation, the portion of Subordinated Debt owned by the Company;
            ii) Permitted Investments; iii) loans and advances to employees in the ordinary course of business for travel, entertainment and home relocation; iv) loans and advances to employees to enable employees to purchase the capital stock of Parent provided such loans and advances do not exceed $2,000,000.00 in the aggregate at any one time, provided, however, that such $2,000.000.00 limitation shall not be applicable if the cash proceeds of such stock purchases are immediately reinvested by the Parent in the capital stock of the Company or are immediately used to repay indebtedness of Parent to the Company; v) advances or loans to, or investments in, joint ventures or Subsidiaries of the Company, provided, however, that if such loans or advances are not being used to acquire, directly or indirectly, assets for the benefit of the Company, such loans, advances or investments may not exceed $l,000,000.00 in the aggregate at any one time; and vi) other loans, advances and investments to, or with the Parent, provided same do not exceed in the aggregate outstanding at any one time $5,000,000.00.

      10. The Company and its Subsidiaries shall have, as of the end of each fiscal quarter, on a quarter, on a consolidated basis, Working Capital, as defined herein, of not less than $55,000,000.00

      11. If the Company's Availability on any one (1) Business Day of the sixty
(60) days immediately preceding the date on which the Company must deliver to the Agent the Company's Consolidated Balance Sheet as of the relevant quarterend was less than $5,000,000.00, then the Company and its Subsidiaries, shall have, on a consolidated basis, at all times for the relevant each fiscal period listed below, a Fixed Charge Coverage Ratio of at least:

          Fiscal Period Ending                                  Ratio
          --------------------                                  -----
a)    On March 31, 1996 for the fiscal
      quarter then ended                                       .15 to 1

b)    On June 30. 1996 for the two fiscal
      quarters then ended                                      .75 to 1

c)    On September 30, 1996 for the three
      fiscal quarters then ended                               .90 to 1

d)    On December 31, 1996 for the four
      fiscal quarters then ended                               1.0 to 1

e)    Thereafter, at the end of each fiscal
      quarter for the four fiscal quarters
      then ended                                               1.1 to 1

      12. The Company and its Subsidiaries shall have, as of the end of each fiscal quarter, on a consolidated basis, a Leverage Ratio, of not more than 8.0 to 1.

      13. The Company agrees to advise the Agent, promptly, in writing of: a) all quantifiable expenditures (actual or anticipated) in excess of $750,000.00 pertaining to the Real Estate and operations in any fiscal year for i) environmental clean-up, ii) environmental compliance or iii) environmental testing and the impact of said expenses on Working Capital; and b) any notices the Company receives from any local, state or federal authority advising the Company of any environmental liability (real or potential) stemming from any of the Company's operations, premises, its waste disposal practices, or waste disposal sites used by the Company and to provide the Agent with copies of all such notices if so required.

      14. Without the prior written consent of the Agent, the Company agrees that it will not: a) enter into any transaction, including, without limitation, any purchase, sale, transfer, lease, loan or exchange of property with Parent or any Subsidiary or Affiliate other than i) transactions in the ordinary course of the Company's business and on terms no less favorable than the terms otherwise attainable by the Company from a Person not an Affiliate; ii) as otherwise permitted in this Financing Agreement, including, without limitation, Permitted Indebtedness, to the extent applicable; iii) reimbursement of fees and expenses to directors for the expenses incurred by such directors for attending the Company's Board of Directors' meetings; iv) all customary compensation arrangements, including participation in employee benefit plans; v) payment to Leonard Green & Partners of its x) management and transaction fees and y) out-of-pocket expenses incurred for the benefit of the Company; and vi) purchases by the Company of assets leased by the Company under the MLTC Documents.

      15. The Company shall conduct or cause to be conducted, not less than once in any calendar year, an actual physical count of its Inventory at each store. Such physical inventory count shall, in part, be conducted or reviewed by an entity that is not an Affiliate of the Company and which entity shall be experienced in conducting or reviewing such a physical inventory. The Company shall within forty-five (45) days after the end of each month, provide to the Agent for each Lender a schedule prepared by the Company of the results of the Inventory counts completed at the Company's stores during that month. Concurrently therewith, the Company shall provide the Agent for each Lender with the results of the internally prepared cycle counts completed at the Company's distribution centers during that month. Such cycle counts shall be reviewed by the Company's independent public accountants in their normal annual review process. Upon the Agent's reasonable request, the Company will provide the Agent with further details of Inventory count and review results, so long as the Agent's request is for information readily available to the Company on existing internally or externally prepared Inventory reports.

      16. The Company shall remit any and all sales taxes when due to the appropriate sales tax authorities when any such remittances are due, provided, however, that such remittances need not be made on or before such due date if:
i) such sales taxes are being diligently contested by the Company in good faith and by appropriate proceedings; ii) the Company establishes such reserves as may be required by GAAP; and iii) the failure to remit such sales taxes does not create a lien in favor of such sales tax authorities or impose upon the Agent or any Lender any obligation to segregate proceeds.

SECTION 7. INTEREST, FEES AND EXPENSES

      1. Interest on the Revolving Loans (other than Libor Loans) shall be payable monthly as of the and of each month and shall be an amount equal to the sum of three-quarters of one percent (.75%) and the Chemical Bank Rate, on a per annum basis, on the average of the net balances (other than Libor Loan) owing by the Company in the Company's account at the close of each day during such month. Interest on the Revolving Loans which are Libor Loans shall be payable monthly as of the end of each month and shall be an amount equal to the sum of two and one-half percent (2 1/2%) and the applicable Libor on each then outstanding Revolving Loan which is a Libor Loan, on a per annum basis, on the average of the net balance owing by the Company on such Libor Loan at the close of each day during such month. The Company may elect to use Libor as to any new or then outstanding Revolving Loans provided x) there is then no unwaived Default or Event of Default, and y) the Company has so advised the Agent of its election to use Libor and the Libor Period selected no later than three (3) Business Days prior to the proposed borrowing or, in the case of a Libor election with respect to a then outstanding Revolving Loan, three (3) Business Days prior to the conversion of any then outstanding Revolving Loans to Libor Loans and z) the election and Libor shall be effective, provided, there is then no unwaived Default or Event of Default, on the fourth Business Day following said notice. The Libor elections must be for $100,000.00 or whole multiples thereof. If no such election is timely made or can be made, then the Agent shall use the Chemical Bank Rate to compute interest. In the event of any change in said Chemical Bank Rate, the rate hereunder shall change, as of the first of the month following any change, so as to remain three quarters of one percent (.75%) above the Chemical Bank Rate. The rates hereunder shall be calculated based on a 365-day year. The Agent shall be entitled to charge the Company's account at the rate provided for herein when due until all Obligations have been paid in full.

      2. In consideration of the Letter of Credit Guaranty, the Company shall pay to the Agent the Letter of Credit Guaranty Fee which shall be an amount equal to one and one quarter percent (1 1/4%) per annum, payable a) monthly, on the face amount of each outstanding stand-by Letter of Credit less the amount of any and all amounts previously drawn under such Letters of Credit and b) on the date of issuance on the face amount of each outstanding documentary Letter of Credit.

      3. Any charges, fees, commissions, costs and expenses charged to the Agent for the Company's account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the loan account in full when charged to or paid by the Agent and when made by any such Issuing Bank shall be conclusive on the Agent.

      4. The Company shall reimburse or pay the Agent, as the case may be, for:
a) all Out-of-Pocket Expenses and b) any applicable Documentation Fees.

      5. Upon the last Business Day of each month, commencing with March 29, 1996, the Company shall pay the Agent for the account of the Lenders the Line of Credit Fee.

      6. To induce CITBC, both as Lender and as Agent, to enter into this Financing Agreement and to extend to the Company the Revolving Loans, the Company hereby agrees to pay to CITBC a Loan Syndication Fee, in the amount set forth in the Commitment Letter, less the Documentation Fee, payable upon execution of this Financing Agreement.

      7. Upon the date of execution of this Financing Agreement and on each Anniversary Date thereafter so long as this Financing Agreement is in effect, the Company shall pay to the Agent for the Agent's account only the Collateral Management Fee which shall be non-refundable. Such fee shall be fully earned when paid and shall not be refundable or rebateable by reason of prepayment, acceleration upon an Event of Default or any other circumstances and shall be retained notwithstanding any termination of this Agreement.

      8. To induce the Lenders (including CITBC) to enter into this Financing Agreement and to extent to the Company the Revolving Loans, the Company hereby agrees to pay to the Agent for the account of the Lenders a Loan Facility Fee in the amount of $500,000.00 payable upon execution of this Financing Agreement. Such fee shall be fully earned when paid and shall not be refundable or rebateable by reason of prepayment, acceleration upon an Event of Default or any other circumstances and shall be retained notwithstanding any termination of this Agreement.

      9. Immediately upon the advise to the Agent by the Company of the Company's election of a Libor Loan, the Company shall pay to the Agent for the Agent's account only the Libor Processing Fee which shall be non-refundable.

      10. The Company shall pay to the Agent for the account of the Lenders such amount or amounts as shall compensate the Agent, the Lenders or their Participants (as defined below), if any, for any loss, costs or expenses incurred by the Agent, the Lenders or their Participants if any, (as reasonably determined by the Agent, the Lenders or their Participants if any) as a result of: (i) any payment or prepayment on a date other than the last day of a Libor Period for such Libor Loan, or (ii) any failure of the Company to borrow a Libor Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, an amount equal to any loss or expense suffered by the Agent, the Lenders or their Participants if any, during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow to the last day of such Libor Period if the rate of interest obtained by the Agent, the Lenders or their Participants if any, upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such Libor Loan for such Libor Period. The determination by the Agent, the Lenders or their Participants, if any, of the amount of any such loss or expense, when set forth in a written notice to the Company, containing the calculations thereof in reasonable detail, shall constitute prima facie evidence thereof.

      11. The Company may at any time, on ten (10) Business Days prior written notice to the Agent, reduce the Line of Credit provided that: i) any reduction shall be permanent and irrevocable; ii) a reduction must be for at least $5,000,000.00 or whole multiples thereof; and iii) the Company shall immediately repay the Agent the amount by which the Obligations exceed Availability.

      12. The Company hereby confirms and authorizes the Agent, and the Agent hereby agrees, to charge the loan account with the amount of all Obligations due hereunder as such payment becomes due. In the unlikely event the Agent is unable or unwilling to charge any such Obligation to the loan account, then the Agent shall so notify the Company in writing and the amount so requested shall be due and payable thirty (30) days after such demand.

      SECTION 8. POWERS

      Subject to the last paragraph in this Section 8, the Company hereby constitutes the Agent on behalf the Lenders or any person or agent the Agent may reasonably designate as its attorney-in-fact, at the Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations to the Agent and the Lenders have been satisfied and this Financing Agreement terminated:

      (a) To receive, take, endorse, sign, assign and deliver, all in the name of the Agent or the Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral for i) deposit to a Blocked Account (consistent with the terms of paragraphs 4 of Section 3 of this Financing Agreement) or ii) after the acceleration by the Agent of the Obligations for application to satisfaction of the Obligations consistent with the terms of Paragraph 3 of Section 9 hereof;

      (b) To request, not more frequently than two (2) times a fiscal year, from customers indebted on Trade Accounts Receivable, in the name of the Company or the Agent's designee, information concerning the amounts owing on the Trade Accounts Receivable provided, however, that such request made be made only if the then aggregate balance of the Trade Accounts Receivable is in excess of $2,500,000.00;

      (c) To request from customers indebted on Trade Accounts Receivable at any time, in the name of the Agent, information concerning the amounts owing on the Trade Accounts Receivable;

      (d) To transmit to customers indebted on Trade Accounts Receivable notice of the Agent's interest therein and to notify customers indebted on Trade Accounts Receivable to make payment directly to the Agent for the Company's account; and

      (e) To take or bring, in the name of CITBC or the Company, all steps, actions, suits or proceedings reasonably deemed by CITBC necessary or desirable to enforce or effect collection of the Accounts.

      Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (a), (c), (d) and (e) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived.

SECTION 9. EVENTS OF DEFAULT AND REMEDIES

      1. Notwithstanding anything hereinabove to the contrary, the Agent acting for the Lenders may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default");

a) cessation of business of the Company or the calling of a general meeting of the creditors of the Company for purposes of compromising the debts and obligations of the Company;

b) the Company admits in writing its inability to generally pay its debts as they mature;

c) the commencement by the Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law;

d) the commencement against the Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law provided, however, that such Default shall not be deemed an Event of Default if the proceeding, petition, case or arrangement is dismissed within sixty (60) days of the filing of, or the commencement of, such petition, case, proceeding or arrangement;

e) material breach by the Company of any warranty, representation (representations and warranties referred to in this subparagraph 8 shall be deemed made as of each i) Reporting Date, whether or not any report is in fact given to the Agent or ii) request for a Revolving Loan or
      iii) request for the Agent's assistance in obtaining a Letter of Credit or
      iv) the posting of any Obligation to the loan account) or any covenant contained herein (other than those otherwise referred to in this Section
      9) or in any other agreement between the Company and the Agent relating to this Financing Agreement, provided THAT such Default by the Company of any of the warranties, representations or covenants referred to in this clause
      (e) shall not be deemed to be an Event of Default and until such Default shall remain unwaived or unremedied to the Agent's reasonable satisfaction for a period of fifteen (15) days from the date of the Agent's discovery of such breach (the Agent shall endeavor to notify the Company of such breach but the failure to so notify shall not detract from the Agent's rights or give the Company any claim, course of action or defense;

f) breach by the Company of any warranty, representation or covenant of; i) the first sentence of Paragraph 3 of Section 3; or; ii) Paragraph 4 of
      Section 3 or iii) Paragraph 3 of Section 5; or iv) Paragraphs 4 (only as it relates to insurance on the Inventory) and 5 of Section 6; or v) Paragraphs 9 (other than sub-paragraphs A (ii), B and F thereof) and 16 of Section 6;

g)    breach by the Company of sub-paragraphs A (ii), B or F of Paragraph 9 of
      Section 6, provided that such Default by the Company shall not be deemed to be an Event of Default unless and until such Default shall remain unwaived or unremedied for a period of fifteen (15) days from the date of such Default;

h) except as otherwise provided in Section 7, Paragraph 12 of this Financing Agreement, failure of the Company to pay any of the Obligations within ten
      (10) days of the due date thereof;

i) the Company shall i) engage in any "prohibited transaction" as defined in ERISA, ii) have any "accumulated funding deficiency" as defined in ERISA,
      iii) have any Reportable Event as defined in ERISA, iv) terminate any Plan, as defined in ERISA or v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA, and with respect to this sub-paragraph i) such event or condition x) remains uncured for a period of ninety (90) days from date of occurrence and y) could reasonably be expected to subject that Company to any tax, penalty or other liability materially adverse to the business, operations or financial condition of the Company and its Subsidiaries taken us a whole;

j) the holder, trustee or beneficiary of any instrument referred to in this subparagraph shall have a then current right to accelerate (whether or not such right is actually exercised) pursuant to any instrument evidencing outstanding recourse Indebtedness of the Company in excess of $3,000,000.00; or

k) without the prior written consent of the Agent, the Company shall i) amend or modify the Subordinated Debt or ii) make any payment on account of the Subordinated Debt not otherwise required pursuant to the terms of the Subordinated Debt, or iii) prepay, in whole or in part, the Subordinated Debt.

      2. Upon the occurrence of a Default and/or an Event of Default, at the option of the Agent, all loans and advances provided for in Section 3, Paragraph 1 of this Financing Agreement shall be made thereafter in the Agent's sole discretion and the obligation of the Agent acting for the Lenders to make Revolving loans and/or assist the Company in obtaining Letters of Credit shall cease until such time as the Default is timely cured to the Agent's reasonable satisfaction or the Event of Default is waived. Further, at the option of the Agent, or at the direction of the Required Lenders, upon the occurrence of an Event of Default (unless waived): i) all Obligations shall upon notice (provided, however, that no such notice is required if the Event of Default is the Event of Default listed in paragraph l(c) or l(d) of this Section 9) become immediately due and payable; ii) the Agent may thereafter charge the Company the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in paragraph 1 of
Section 7 of this Financing Agreement provided a) the Agent has given the Company written notice of the Event of Default, provided, however, that no notice is required if the Event of Default is the Event of Default listed in paragraph l(c) or 1(d) of this Section 9 and b) the Company has failed to cure the Event of Default within fifteen (15) days after x) the Agent deposited such notice in the United States mail or y) the occurrence of the Event of Default listed in paragraph 1(c) or 1(d) of this Section 9; and ii) the Agent may, and shall at the direction of the Required Lenders, immediately terminate this Financing Agreement upon notice to the Company, provided, however, that no notice of termination is required if the Event of Default is the Event of Default listed in paragraph l(c) or l(d) of this Section 9. Notwithstanding anything herein contained to the contrary, if the Agent waives all Events of Default, then by written notice to the Company, the acceleration of the Obligations will be rescinded and all remedies and actions then being exercised by the Agent shall cease. The exercise of any option is not exclusive of any other option which may be exercised at any time by the Agent.

      3. Upon the Occurrence of any Event of Default, the Agent may, to the extent permitted by law: (a) remove from any premises where same may be located copies of any and all documents, instruments, files and records, relating to the Accounts, or the Agent may use such of the Company's personnel, supplies or space at the Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; b) bring suit, in the name of the Company or the Agent, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part, any amounts owing on any Accounts and issue credits in the name of the Company or The Agent; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and, to the extent permitted by applicable law, the Agent may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Company; (d) foreclose the security interests created herein by any available judicial procedure, or to take possession of any or all of the Inventory without judicial process, and to enter any premises where any Inventory may be located for the purpose of taking possession of or removing the same; and (a) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. The Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of the Company or the Agent, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit with or without warranties or representations, and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and, to the extent permitted by applicable law, the Agent shall have the right to purchase at any such sale. If any Inventory shall require repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory in such saleable form as the Agent shall reasonably deem appropriate. The Company agrees, at the request of the Agent, to assemble the Inventory and to make it available to the Agent at premises of the Company or such other location reasonably designated by the Agent for the purpose of the Agent's taking possession of, removing or putting the Inventory in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights, (after deducting all reasonable charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Agent to the payment of the Obligations, whether due or to become due, and the Company shall remain liable to the Agent for any deficiencies, and the Agent in turn agrees to remit to the Company or its successor or assign, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

SECTION 10. TERMINATION

      Except as otherwise permitted herein, the Agent may, and shall at the discretion of the Required Lenders, terminate this Financing Agreement and the Line of Credit only as of the third or any subsequent Anniversary Date and then only by giving the Company at least ninety (90) days prior written notice of termination. Notwithstanding the foregoing, the Agent may terminate the Financing Agreement immediately upon the occurrence of an Event of Default upon notice to the Company, provided, however, that if the Event of Default is an event listed in paragraph 1(c) or 1(d) of Section 9 of this Financing Agreement, the Agent may, and shall at the direction of the Required Lenders, regard the Financing Agreement as terminated and notice to that effect is not required. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. The Company may, at any time, terminate this Financing Agreement and the Line of Credit upon at least thirty (30) days' prior written notice to the Agent, provided, that the Company pay to the Agent for the account of the Lenders, concurrent with payment of the Obligations, the Early Termination Fee, provided, however, that the Agent for the account of the Lenders shall not be entitled to the Early Termination Fee if the termination is on or after the third Anniversary Date. All Obligations shall become due and payable as of any termination hereunder or under Section 9 hereof. All of the Agent's rights, liens and security interests shall continue after any termination until all Obligations have been satisfied in full. Pending payment in full of all Obligations, the Agent can withhold any credit balances in the loan account (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Obligations, whether absolute or contingent, provided, however, that if the remaining unpaid Obligations arise solely out of the outstanding amounts of Letters of Credit, the Agent will, at the Company's request, retain, solely as collateral, credit balances in an amount equal to one hundred and five percent (105%) of the then outstanding amounts of Letters of Credit unless the Company provides the Agent with back-to-back letters of credit from a financial institution reasonably acceptable to the Agent, on terms reasonably acceptable to the Agent, in an amount equal to one hundred and five percent (105%) of the then outstanding amounts of Letters of Credit. When the outstanding amount of Letters of Credit have been so secured by cash or by the back-to-back letter of credit, in either event in an amount equal to one hundred and five percent (105%) of the than outstanding amounts of Letters of Credit pursuant to a fully executed agreement between the Agent and the Company and pursuant to which the Company agrees to reimburse the Agent for any Letter of Credit claims that exceed the cash collateral or the back to back letter of credit, then for all purposes of this Financing Agreement, this Financing Agreement shall be treated by the parties thereto as terminated and all other Collateral will be released.

SECTION 11. AGREEMENT BETWEEN THE LENDERS

      1. a) The Agent, for the account of the Lenders, shall disburse all loans and advances to the Company and shall handle all collection of Collateral and repayment of Obligations. It is understood that for purposes of advances to the Company and for purposes of this Section 11 the Agent is using the funds of the Agent.

            b) Unless the Agent shall have been notified in writing by any Lender prior to any advance to the Company that such Lender will not make the amount which would constitute its share of the borrowing on such date available to the Agent, the Agent may assume that such Lender shall make such amount available to the Agent on a Settlement Date, and the Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. A certificate of the Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error. If such Lender's share of such borrowing is not in fact made available to the Agent by such Lender on the Settlement Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Revolving Loans hereunder, on demand, from the Company without prejudice to any rights which the Agent may have against such Lender hereunder. Nothing contained in this subsection shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof. Nothing contained herein shall be deemed to obligate Agent to make available to the Company the full amount of a requested advance when the Agent has any notice (written or otherwise) that any of the Lenders will not advance its ratable portion thereof.

      2. On the Settlement Date, the Agent and the Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Lenders shall have their proportionate share of all outstanding Obligations.

      3. The Agent shall forward to each Lender, at the end of each month, a copy of the account statement rendered by the Agent to the Company.

      4. The Agent shall, after receipt of any interest and fees earned under this Financing Agreement, promptly remit to the Lenders: a) their pro rata portion of all fees, provided, however, that the Lenders (other than CITBC in its role as Agent) shall x) not share in the Collateral Management Fee, Documentation Fees, Loan Syndication Fee, Letter of Credit Guaranty Fee or Libor Processing Fee; and y) receive their share of the Loan Facility Fee in accordance with their respective agreements with the Agent; b) interest computed at the rate provided for in the Assignment and Transfer Agreement on all outstanding amounts advanced by the Lenders on each Segment Date, prior to adjustment, that are subsequent to the last remittance by the Agent to the Lenders of the Company's interest; and c) their share of the Letter of Credit Guaranty Fee as provided for in the Assignment and Transfer Agreement.

      5. (a) The Company acknowledges that the Lenders, with the consent of the Agent, may sell participations in the loans and extensions of credit made and to be made to the Company hereunder (the "Participants"), provided, however, that a Participant may not so purchase a participation in an amount less than $5,000,000 or the then aggregate amount of such Lender's interest in the loans and advances and extensions of credit hereunder. The Company further acknowledges that in doing so, the Lenders may grant to such Participant's certain rights which would require the Participant's consent to certain waivers, amendments and other actions with respect to the provisions of this Financing Agreement, provided that the consent of any such Participant shall not be required except for matters requiring the consent of all Lenders hereunder as set forth in Section 12, Paragraph 10 hereof.

         (b) The Company authorizes each Lender to disclose to any Participant or purchasing lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and their affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company and its affiliates prior to entering into this Agreement, provided, however, that prior to such disclosure, to a then or potential Participant the Lender must first obtain from the then or potential Participant a confidentiality agreement in form and substance similar to the confidentiality paragraph of this Financing Agreement.

      6. The Company has made and will, from time to time, make available to the Agent and/or the Lenders certain financial and other business information (the "Confidential Information") relating to its business. By their signatures hereto or to the Assignment and Transfer Agreement, the Agent and each Lender agree to maintain the confidentiality of all Confidential Information, and to disclose such information only (a) to officers, directors or employees of such Agent or Lender and their legal or financial advisors, in each case to the extent necessary to carry out this Financing Agreement and in the case of CITBC, to The CIT Group Holdings, Inc., The CIT Group, Inc., Chemical Bank Corporation or Dai-Ichi Kanygo Bank, but only, in the case of all of the foregoing Persons referred to in this clause (a), after the Agent or the Lender, as the case may be, has advised each such Person to maintain the confidentiality of the Confidential Information, (b) to any other Person to the extent the disclosure of such information to such Person is required in connection with the examination of a Lender's records by appropriate authorities, pursuant to court order, subpoena or other legal process or otherwise as required by law or regulation, and (c) to Transferees or potential Transferees but only after such Transferees or potential Transferees have executed a written confidentiality agreement substantially in the form of this paragraph. The Lenders, the Agent, Transferees and potential Transferees shall not be required to maintain the confidentiality of any portion of the Confidential Information which (a) is known by such Person or its agents, advisors or representatives prior to disclosure or (b) becomes generally available to the public provided that the disclosure of such Confidential Information does not violate a confidentiality agreement of which the Transferees, potential Transferees, the Agent or the Lender, as the case may be, has actual knowledge.

      7. The Company hereby agrees that each Lender is solely responsible for its portion of the Line of Credit and that neither the Agent nor any Lender shall be responsible for, nor assume any obligations for, the failure of any Lender to make available its portion of the Line of Credit. Further, should any Lender refuse to make available its portion of the Line of Credit, then another Lender may, but without obligation to do so, increase, unilaterally, its portion of the Line of Credit in which event the Company is so obligated to that other Lender.

      8. In the event that the Agent, the Lenders or any one of them is sued or threatened with suit by the Company, or by any receiver, trustee, creditor or any committee of creditors on account of any preference, voidable transfer or lender liability issue, alleged to have occurred or been received as a result of, or during the transactions contemplated under, this Financing Agreement, then in such event any money paid in satisfaction or compromise of such suit, action, claim or demand and any expenses, costs and attorneys' fees paid or incurred in connection therewith, whether by the Agent, the Lenders or any one of them, shall be shared proportionately by the Lenders. In addition, any costs, expenses, fees or disbursements incurred by outside agencies or attorneys retained by the Agent to effect collection or enforcement of any rights in the Collateral, including enforcing, preserving or maintaining rights under this Financing Agreement shall be shared proportionately between and among the Lenders to the extent not reimbursed by the Company or from the proceeds of Collateral. The provisions of this paragraph shall not apply to any suits, actions. proceedings or claims that are unrelated, directly or indirectly, to this Financing Agreement.

      9. Each of the Lenders agrees with each other Lender that any money or assets of the Company held or received by such Lender, no matter how or when received, shall be applied to the reduction of the Obligations (to the extent permitted hereunder) after x) the occurrence of an Event of Default and y) the election by the Required Lenders to accelerate the Obligations. In addition, the Company authorizes, and the Lenders shall have the right, without notice, upon any amount becoming due and payable hereunder, to set-off and apply against any and all property held by, or in the possession of such Lender the Obligations due such Lenders.

      10. CITBC shall have the right at any time to assign to one or more commercial banks, commercial finance lenders or other financial institutions all or a portion of its rights and obligations under this Financing Agreement (including, without limitation. its obligations under the Line of Credit, the Revolving Loans and its rights and obligations with respect to Letters of Credit). The initial assignments by CITBC shall be for amounts not less than $10,000,000 each. In any event, CITBC shall retain for its own account (without taking into account Participants) the greater of a) $25,000,000.00 or twenty-five percent (25%) of the Line of Credit, whichever is less or b) an amount equal to the interest held by another Lender pursuant to the initial assignment by CITBC ("CITBC Hold Position"), provided, however, that such CITBC Hold Position shall cease while there is then an Event of Default and only until such Event of Default is waived. Should CITBC during an Event of Default assign additional interests, then the CITBC Hold Position shall be the remaining amount of CITBC's position if and when such Event of Default is waived. Upon execution of an Assignment and Transfer Agreement (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of CITBC as the case may be hereunder and (ii) CITBC shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Financing Agreement. The Company shall, if necessary, execute any documents reasonably required to effectuate the assignments. No other Lender may assign its interest, in whole or in part, in the loans and advances and extensions of credit hereunder without i) the prior written consent of the Agent; ii) the payment to the Agent (solely for the Agent's account) by the current or prospective Lender of a $5,000.00 fee for processing the assignment: and (iii) if the Transferee is a Foreign Lender (as defined in Section 13, Paragraph 5 hereof), such Foreign Lender first complies with the provisions of Section 13, Paragraph 5 hereof. Additionally, no other Lender shall assign such Lender's interest in the loans and advances and extensions of credit hereunder (or any portion thereof) unless the interest to be so assigned is either not less than $5,000,000 or all of such Lender's entire interest in the loans and advances and extensions of credit hereunder. Notwithstanding anything to the contrary herein contained, prior to any such assignment and/or the disclosure of the Confidential Information, such Transferee, actual or potential, shall execute a confidentiality agreement in form and substance substantially similar to the confidentiality paragraph of this Financing Agreement.

SECTION 12. Agency

      1. Each Lender hereby irrevocably designates and appoints CITBC as the Agent for the Lenders under this Financing Agreement and any ancillary loan documents and irrevocably authorizes CITBC as Agent for such Lender, to take such action on its behalf under the provisions of the Financing Agreement and all ancillary documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Financing Agreement and all ancillary documents together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Financing Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into Financing Agreement and the ancillary documents or otherwise exist against the Agent.

      2. The Agent may execute any of its duties under this Financing Agreement and all ancillary documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties.

      3. Neither the Agent nor any of its officers, directors, employees, agents, or attorneys-in-fact shall be (i) liable to any Lender for any action lawfully taken or omitted to be taken by it or such person under or in connection with the Financing Agreement and all ancillary documents (except for its or such person's own gross negligence or willful misconduct, or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in the Financing Agreement and all ancillary documents or in any certificate, report, statement or other document referred to or provided for in, or received by, the Agent under or in connection with the Financing Agreement and all ancillary documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Financing Agreement and all ancillary documents or for any failure of the Company to perform its obligations thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Financing Agreement and all ancillary documents or to inspect the properties, books or records of the Company.

      4. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under the Financing Agreement and all ancillary documents unless it shall first receive such advice or concurrence from all of the Lenders, or the Required Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Financing Agreement and all ancillary documents in accordance with a request from all of the Lenders, or the Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

      5. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Company describing such Default or Event of Default. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such direction, the Agent may in the interim (but should not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

      8. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to enter into this Financing Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Financing Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition or creditworthiness of the Company. The Agent, however, shall provide the Lenders with copies of all financial statements, projections and business plans which come into the possession of the Agent or any of its officers, employees, agents or attorneys-in-fact.

      7. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), from and against any and all liabilities, obligations. losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including negligence on the part of the agent) which may at any time be imposed on, incurred by or asserted against the Agent in anyway relating to or arising out of this Financing Agreement on any ancillary documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this paragraph shall survive the payment of the obligations.

      8. The Agent may make loans to, and generally engage in any kind of business with the Company as though the Agent were not the Agent hereunder. With respect to its loans made or renewed by it or loan obligations hereunder as Lender, the Agent shall have the same rights and powers, duties and liabilities under the Financing Agreement as any Lender and may exercise the same as though they were not the Agent and the terms "Lender" and "Lenders" shall include the Agent in its individual capacities.

      9. The Agent may resign as Agent upon thirty (30) days' notice to the Lenders and such resignation shall be effective upon the appointment of a successor Agent. If the Agent shall resign as Agent, then the Lenders shall appoint a successor agent for the Lenders whereupon such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's fights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Financing Agreement, provided, however, that the Lenders shall: a) notify the Company of the successor Agent and b) request the consent of the Company to such Successor Agent, which consent shall not be unreasonably withheld. The Company shall be deemed to have consented to the successor Agent if the Lenders do not receive from the Company, within ten (10) days of the Lenders' notice to the Company, a written statement of the Company's objection to the successor Agent. Should the Company not consent and no acceptable successor Agent is agreed upon within thirty (30) days of the date the Company advised the Lenders of its objection to the successor Agent, then the

Lenders may appoint (without the Company's consent) another successor Agent. After any retiring Agent's resignation hereunder as Agent the provisions of this
Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

      10. Notwithstanding anything contained in this Financing Agreement to the contrary, the Agent will not, without the prior written consent of all Lenders:
a) amend the Financing Agreement to v) increase the Line of Credit; w) reduce the interest rates; x) reduce or waive i) any fees in which the Lenders share hereunder; or ii) the repayment of any Obligations due the Lenders; y) extend the maturity of the Obligations; or z) alter or amend 1) this Paragraph 10 or 2) the definitions of Eligible Inventory, Collateral or Required Lenders, or the Agent's criteria for determining compliance with such definitions of eligibility; b) release Collateral in bulk without a corresponding reduction in the Obligations to the Lenders, or c) intentionally make any Revolving Loan or assist in opening any Letter of Credit hereunder if after giving effect thereto the total of Revolving Loans and Letters of Credit hereunder for the Company would exceed one hundred and ten percent (110%) of the maximum amount available under Sections 3 and 4 hereof. In all other respects the Agent is authorized to take such actions or fail to take such actions if the Agent, in its reasonable discretion, deem such to be advisable and in the best interest of the Lenders, including, but not limited to, the making of an overadvance or the termination of the Financing Agreement upon the occurrence of an Event of Default unless it is specifically instructed to the contrary by the Required Lenders.

      11. Each Lender agrees that notwithstanding the provisions of Section 10 of this Financing Agreement any Lender may terminate this Financing Agreement or the Line of Credit only as of the third or any subsequent Anniversary Date and then only by giving the Agent one hundred and twenty (120) days prior written notice thereof. Within thirty (30) days after receipt of any such termination notice, the Agent shall, at its option, either (i) give notice of termination to the Company hereunder or (ii) purchase the Lender's share of the Obligations hereunder for the full amount thereof plus accrued interest thereon. Unless so terminated this Financing Agreement and the Line of Credit shall be automatically extended from Anniversary Date to Anniversary Date.

SECTION 13. MISCELLANEOUS

      1. Except as otherwise expressly provided, the Company hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment, notice of dishonor, notice of intent to accelerate and notice of acceleration. No delay or omission of the Agent or the Company to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

      2. Neither this Financing Agreement nor any provision hereof may be waived, amended or modified except as pursuant to an agreement or agreements in writing entered into by the Company, the Agent, the Lenders or the Required Lenders, as the case may be.

      3. THIS WRITTEN AGREEMENT AND THE OTHER DOCUMENTS REFERENCED HEREIN OR CONTEMPLATED HEREBY REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

      4. It is the intent of the Company, the Agent and the Lenders to conform strictly to all applicable state and federal usury laws All agreements between the Company and the Agent, acting on behalf of the Lenders, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount contracted for, charged or received by the Agent, acting on behalf of the Lenders, for the use, forbearance, or detention of the money loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the Obligations evidenced hereby which may be legally deemed to be for the use, forbearance or detention of money, exceed the maximum amount which the Agent, acting on behalf of the Lenders, is legally entitled to contract for, charge or collect under applicable state or federal law. If from any circumstance whatsoever fulfillment of any provisions hereof or of such other documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligations to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance the Agent, acting on behalf of the Lenders, shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of the principal indebtedness hereof and any other amounts due with respect to the Obligations evidenced hereby, but not to the payment of interest and if such amount which would be excessive interest exceeds the Obligations and all other non-interest indebtedness described above, then such additional amount shall be refunded to the Company. In determining whether or not all sums paid or agreed to be paid by the Company for the use, forbearance or detention of the Obligations of the Company to the Agent, acting on behalf of the Lenders, under any specific contingency, exceeds the maximum amount permitted by applicable law, the Company and the Agent, acting on behalf of the Lenders, shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as sums paid or agreed to be paid by the Company for the use, forbearance or detention of the Obligators of the Company to the Agent, acting on behalf of the Lenders, (b) exclude voluntary prepayments and the effect thereof, and (c) to the extent not prohibited by applicable law, amortize, prorate, allocate and spread in equal parts, the total amount of all sums paid or agreed to be paid by the Company for the use, forbearance or detention of the Obligations of the Company to the Agent, acting on behalf of the Lenders, throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations. The terms and provisions of this paragraph shall control and supersede every other provision hereof and all other agreements between the Company and the Agent, acting on behalf of the Lenders.

      5. Any Lender organized under the laws of a jurisdiction outside of the United States (a "Foreign Lender") shall deliver to Agent and the Company (i) two valid, duly completed copies of IRS Form 1001 or 4224 or successor applicable form, as the case may be, and any other required form, certifying in each case that such Foreign Lender is entitled to receive payments under this Financing Agreement without deduction or withholding of any United States federal income taxes, or (ii) if such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code and cannot deliver either IRS Form 1001 or 4224 pursuant to clause (i) above, (A) a duly completed certificate of non-withholding acceptable to the Company and the Agent in their reasonable discretion (any such certificate, a "Tax Certificate") and (B) two valid, duly completed copies of IRS Form W-8 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each such Foreign Lender shall also deliver to Agent and the Company two further copies of said Form 1001 or 4224 or Form W-8 and a Tax Certificate, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States of America federal income tax or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company and Agent, and such extensions or renewals thereof as may reasonable be requested by the Company and Agent, certifying (x) in the case of a Form 1001 or 4224 that such Foreign Lender is entitled to receive payments under this Financing Agreement without deduction or withholding of any United States federal income taxes, or (y) in the case of a Form W-8 and a Tax Certificate, establishing an exemption from United States backup withholding tax.

      6. If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

      7. TO THE EXTENT PERMITTED BY LAW, THE COMPANY, THE LENDERS AND THE AGENT HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT. THE COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST THE COMPANY WITH RESPECT TO ANY OF THE OBLIGATIONS, THIS FINANCING AGREEMENT OR ANY RELATED AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS FINANCING AGREEMENT, THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL, NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS FINANCING AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION. THE COMPANY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OF VENUE OR BASED UPON FORUM NON CONVENIENS.

      8. Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered, including overnight delivery by a courier service or sent by facsimile, or five days after deposit in the United States mails, with proper first class postage prepaid and addressed to the party to be notified as follows:

      (A) if to CITBC or the Agent, at:

      The CIT Group/Business Credit, Inc.
      300 South Grand Avenue
      Los Angeles, CA 90071
      Attn: Regional Manager
      Facsimile Number: (213) 613-2588

      (B) if to the Company at:

      United Merchandising Corp.
      2525 East El Segundo Blvd
      El Segundo, CA 90245
      Attn: Chief Financial Officer
      Facsimile Number: (310) 297-7570

      with a copy to:

      Leonard Green & Partners
      333 South Grand Avenue, Suite 5400
      Los Angeles, California 90071
      Attn: Jennifer Holden Dunbar
      Facsimile Number: (213) 625-2043

      (C) if to any other Lender, at the address specified in the Assignment and Transfer Agreements or to such other address as any party may designate for itself by like notice; provided, however, that the failure of the Agent to send a copy of such material notice to Leonard Green & Partners shall not invalidate in any way the effect of the notice to a Company.

      9. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

      10. This Financing Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed and delivered in Los Angeles, California by their proper and duly authorized officers as of the date set forth above.

                                        THE CIT GROUP/BUSINESS
                                        CREDIT, INC.

                                        By /s/ [Illegible]
                                           -----------------------------
                                        Senior Vice President


                                        UNITED MERCHANDISING CORP.

                                        By /s/ [Illegible]
                                           -----------------------------
                                        President